Exhibit 7.1




September 29, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 29, 1999 of Human Pheromone Sciences, Inc. and are in agreement with the statements contained in the first and second paragraphs on page 2 therein.

                                                Very truly yours,

                                                /s/ Ernst & Young LLP



San Francisco, California




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